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                                                                   Exhibit 23.10

                    CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 (333-36463) of our report dated May 23, 1996, except for Note N, as to which the date is October 14, 1996, with respect to the Balance Sheets of Baystate Computer Group, Inc. as of March 31, 1996 and 1995, and the statements of income, retained earnings, and cash flows for each of the three years in the period ended March 31, 1996, which report appears in the Annual Report on Form 10-K/A of U.S. Office Products Company for the year ended April 26, 1997.



                                         /s/ Parent, McLaughlin & Nangle
                                         -------------------------------
                                         PARENT, McLAUGHLIN & NANGLE,
                                         Certified Public Accountants, Inc.
                                         Boston, Massachusetts


November 20, 1997

                                           [LETTERHEAD]